UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 1, 2003

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

100 FILLMORE STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Item 9. Regulation FD Disclosure

Janus Capital Group Inc. (“Janus”) is furnishing the following information for purposes of Regulation FD disclosure:

On September 30, 2003, Janus publicly disclosed that it believes that there were a total of 12 discretionary market timing/frequent trading arrangements in its US-based mutual fund business, all of which have been terminated. Janus also disclosed that its analysis to date suggests that only four of these actually engaged in frequent trading. Within these four arrangements, Janus believes that the frequent trading activity was within five retail funds (Janus Mercury Fund, Janus Worldwide Fund, Janus Enterprise Fund, Janus High-Yield Fund, and Janus Overseas Fund) and two Adviser funds (Janus Adviser Worldwide Fund and Janus Adviser International Growth Fund).

Based on its internal review to date, which is still on-going, Janus believes that the current portfolio managers of these funds (several of whom have only recently been appointed to their current roles as portfolio managers) did not approve the frequent trading arrangements associated with their respective funds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: October 1, 2003	By: /s/ Loren M. Starr

Loren M. Starr Senior Vice President and Chief Financial Officer

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